EXHIBIT 99.1

202 West Colorado ♦ P.O. Box B La Grange, Texas 78945 News Release For Information Contact:
Tom Adams, 979.968.7261

Texas United Bancshares, Inc. Announces
Second Quarter Earnings

For immediate release: July 30, 2003

     LA GRANGE – Texas United Bancshares, Inc. (Nasdaq: TXUI) today reported second quarter 2003 net income of $1.4 million or $0.50 per diluted share, compared with net income of $1.3 million or $0.50 per diluted share for the second quarter of 2002. For the three months ended June 30, 2003, the annualized return on average assets was 0.93% and annualized return on average equity was 14.4%. For the first six months of 2003, net income was $2.5 million or $0.92 per diluted share, down from $2.7 million or $1.03 per diluted share in the first six months of 2002. The annualized return on average assets was 0.84% and annualized return on average equity was 13.5% for the first six months of the year.

     “Earnings were stable for the first six months of 2003 compared to the same period last year despite the impairment in fair value of the Company’s mortgage servicing rights portfolio and the increased provision for loan losses,” said Don Stricklin, President and Chief Executive Officer. “The residential servicing portfolio grew $66.6 million or 48.4% since December 31, 2002, while the value of the mortgage servicing rights asset has increased only $100,000 or 3.4% during the same period.”

     “We are pleased to report a $15.2 million or 18.5% increase in our non-interest bearing deposits since December 31, 2002 as a result of new commercial relationships in banking centers less than three years old,” added Mr. Stricklin. The Company’s net interest margin remains stable in spite of the challenging rate environment.”

     Other financial results for the quarter included net interest income of $6.8 million before provision for loan losses, up 30.8% from the second quarter of 2002. For the first six months of 2003, net interest income before the provision for loan losses was $13.3 million, up 35.7% from the first six months of 2002. The net interest margin for the second quarter of 2003 was 5.16% compared with 5.29% for the same period in 2002. Average total loans, including loans held for sale, for the second quarter of 2003 were up $93.8 million, a 34.2% increase from the second quarter last year. Average deposits for the second quarter of 2003 were up $105.9 million, a 28.6% increase from the same period of 2002.

     Non-interest income was $3.4 million in the second quarter of 2003, compared to $2.6 million for the same period in 2002. For the first six months of 2003, non-interest income was $6.0 million, compared with $5.6 million for the same period in 2002.

     Non-interest expenses for the second quarter of 2003 were $7.7 million, compared to $5.6 million for the same period in 2002. The increase is mainly attributed to the acquisition of Bryan-College Station, increased mortgage salaries and commissions, and increased cost related to employee benefits. For the first six months of 2003, non-interest expense was $14.4 million, compared to $10.9 million for the same period in 2002. The provision for loan losses was $500,000 in the second quarter 2003, compared to $400,000 for the same quarter in 2002.

     Non-performing assets totaled $1.8 million or 0.49% of loans and foreclosed assets at June 30, 2003 compared to $2.0 million or 0.52% at December 31, 2002. For the first six months of 2003, net charge-offs were $1.0 million or 0.27% of average total loans, compared to $1.1 million or 0.34% for the year ended December 31, 2002. The allowance for loan losses totaled $3.6 million at June 30, 2003 compared to $3.3 million at December 31, 2002.

     As of June 30, 2003, Texas United Bancshares, Inc. had total assets of $614.4 million and total deposits of $495.6 million. Equity capital of $38.6 million represented 6.3% of total assets.

     Texas United Bancshares, Inc. is a registered financial holding company that trades on the Nasdaq National Market under the ticker symbol “TXUI.” State Bank, a wholly owned subsidiary of Texas United Bancshares, Inc., conducts a complete range of banking services in the greater central and south central Texas area. Headquartered in La Grange, State Bank operates 18 full-service banking centers located in the Texas counties of Fayette, Lee, Waller, Atascosa, Comal, Harris, Williamson, Travis, Colorado, Gonzales, and Brazos.

Except for historical information, certain of the matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, the following: general business and economic conditions in the markets Texas United serves may be less favorable than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in the interest rate environment which could reduce Texas United’s net interest margin; acquisition integration may be more difficult than anticipated; legislative or regulatory developments including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial securities industry; competitive factors may increase, including product and pricing pressures among financial services organizations; and changes in accounting principles, policies or guidelines. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in the company’s reports and registration statements filed with the Securities and Exchange Commission.

Copies of our Company filings are available on our website www.statebanktx.com under the caption of investor relations.

Texas United Bancshares, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2003		2002

	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

CONDENSED INCOME STATEMENTS
Net interest income	$6,793	$6,498	$6,323	$5,859	$5,188
Provision for possible loan losses	500	800	550	500	400
Non-interest income
Service charges on deposits accounts	1,689	1,609	1,693	1,518	1,266
Net servicing fees	132	18	353	(263)	463
Net gain on securities transactions	684	231	508	397	252
Other	884	721	1,193	546	590

Total non-interest income	$3,389	$2,579	$3,747	$2,198	$2,571
Non-interest expense
Employee compensation and benefits	4,349	3,456	3,995	3,206	2,941
Occupancy	1,144	1,121	1,179	1,336	824
Other	2,166	2,139	3,024	2,235	1,800

Total non-interest expense	$7,659	$6,716	$8,198	$6,777	$5,565

Income before provision for taxes	2,023	1,561	1,322	780	1,794
Income taxes	631	430	394	189	501

Net income	$1,392	$1,131	$928	$591	$1,293

PER SHARE DATA
Net income — basic	$0.52	$0.43	$0.34	$0.23	$0.52
Net income — diluted	0.50	0.41	0.32	0.22	0.50
Cash dividends	0.10	0.10	0.10	0.10	0.10
Shareholders’ equity at book value	14.51	13.92	13.42	13.10	12.22
Period-end common shares outstanding	2,663	2,645	2,640	2,635	2,496
Weighted average shares — basic	2,652	2,643	2,637	2,589	2,502
Weighted average shares — diluted	2,759	2,747	2,750	2,703	2,613
SELECTED ANNUALIZED RATIOS
Return on average assets	0.93%	0.79%	0.65%	0.44%	1.16%
Return on average equity	14.38	12.70	10.56	7.03	17.68
Net interest margin to average earning assets	5.16	5.18	5.04	4.93	5.29

Texas United Bancshares, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
($ in thousands)

	2003		2002

	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

BALANCE SHEET SUMMARY
Average Balance:
Loans (including loans held for sale)	$367,909	$378,671	$373,238	$354,191	$274,134
Earning assets	527,609	509,197	495,763	471,851	393,302
Total assets	601,609	581,287	567,099	539,759	445,993
Total deposits	476,178	456,016	443,714	448,782	370,310
Shareholders’ equity	38,728	36,128	34,866	33,638	29,330
Period-End Balance:
Loans (including loans held for sale)	$365,930	$354,269	$383,019	$363,569	$272,860
Earning assets	543,863	521,431	518,455	490,964	385,193
Goodwill and intangible assets	12,896	12,798	12,821	12,626	9,474
Total assets	614,374	591,661	587,062	558,252	447,535
Total deposits	495,614	474,599	452,919	441,972	371,767
Shareholders’ equity	38,647	36,821	35,418	34,531	30,504
ASSET QUALITY
Allowance for loan losses:	$3,584	$3,593	$3,296	$3,363	$2,239
As a percentage of period-end loans	0.97%	1.00%	0.86%	0.92%	0.82%
Net charge-offs:	$509	$503	$617	$116	$300
As a percentage average loans (annualized)	0.55%	0.54%	0.66%	0.13%	0.44%
Non-performing assets:
Past due and non-accrual	$1,445	$1,633	$1,669	$1,321	$738
Other real estate	369	375	356	20	20

Total	$1,814	$2,008	$2,025	$1,341	$758
As a percentage of:
Total assets	0.30%	0.34%	0.34%	0.24%	0.17%
Total loans plus other real estate	0.49	0.56	0.53	0.37	0.28
CONSOLIDATED CAPITAL RATIOS
Tier 1 risk-based capital Ratio	8.35%	8.32%	7.97%	8.55%	10.40%
Total risk-based capital ratio	9.26	9.27	8.83	9.49	11.17
Tier 1 leverage ratio	5.56	5.52	5.49	5.75	6.85

Texas United Bancshares, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	Six Months Ended
	June 30

	2003	2002

CONDENSED INCOME STATEMENTS
Net interest income	$13,291	$9,836
Provision for loan losses	1,300	850
Non-interest income
Service charges on deposit accounts	3,298	2,409
Net servicing fees	150	1,402
Net gain on securities transactions	915	552
Other	1,605	1,243

Total non-interest income	5,968	5,606
Non-interest expense
Employee compensation and benefits	7,805	5,934
Occupancy	2,265	1,543
Other	4,305	3,401

Total non-interest expense	14,375	10,878
Income before provision for income taxes	3,584	3,714
Income taxes	1,061	1,021
Net income	$2,523	$2,693
PER SHARE DATA
Net income — basic	$0.95	$1.08
Net income — diluted	0.92	1.03
Cash dividends	0.20	0.20
Shareholders’ equity at book value	14.51	12.22
OUTSTANDING SHARES (shares in thousands)
Period-end common shares outstanding	2,663	2,497
Weighted average shares outstanding — basic	2,648	2,500
Weighted average shares outstanding — diluted	2,753	2,612
SELECTED ANNUALIZED RATIOS
Return on average assets	0.84%	1.27%
Return on average equity	13.48	19.30
Net interest margin to average earning assets	5.17	5.08

Texas United Bancshares, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
($ in thousands)

	Six Months Ended
	June 30

	2003	2002

BALANCE SHEET SUMMARY
Average Balance:
Net loans (including loans held for sale)	$373,139	$274,587
Earning assets	518,290	390,191
Total assets	591,448	441,647
Total deposits	463,798	369,513
Shareholders’ equity	37,428	28,967
Period-End Balance:
Net loans (including loans held for sale)	$365,930	$272,860
Earning assets	543,863	385,193
Goodwill and intangible assets	12,896	9,474
Total assets	614,374	447,535
Total deposits	495,614	371,767
Shareholders’ equity	38,647	30,504
ASSET QUALITY
Allowance for possible loan losses	$3,584	$2,239
As a percentage of period-end loans	0.97%	0.82%
Net charge-offs:	$1,012	$365
As a percentage of average loans	0.27%	0.13%
Non-performing assets:
Past due and non-accrual loans	$1,445	$738
Other real estate	369	20

Total	$1,814	$758
As a percentage of:
Total assets	0.30%	0.17%
Total loans plus foreclosed assets	0.49	0.28